PRESS RELEASE

NYSE: CXS

CREXUS INVESTMENT CORP.

1211 Avenue of the Americas

Suite 2902

New York, New York 10036

FOR IMMEDIATE RELEASE

CreXus Investment Corp. Board of Directors Votes to Reject Offer of Starwood Property Trust,
Inc. and Proceed With Equity Offerings

March 28, 2011, New York, New York – The Board of Directors of CreXus Investment Corp. (NYSE: CXS) announced today that after evaluating the unsolicited offer from Starwood Property Trust, Inc. to acquire the outstanding shares of CreXus, it voted to reject the offer. As previously announced, CreXus is proceeding with its common stock offerings, the proceeds of which will be used primarily to fund the acquisition of a portfolio of approximately $586 million of commercial real estate assets from Barclays Capital Real Estate Finance Inc.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and strategy; our projected financial and operating results; our ability to obtain and maintain financing arrangements and the terms of those arrangements; financing and advance rates for our targeted assets; general volatility of the markets in which we acquire assets; the implementation, timing and impact of, and changes to, various government programs; our expected assets; changes in the value of our assets; market trends in our industry, interest rates, the debt securities markets or the general economy; rates of default or decreased recovery rates on our assets; our continuing or future relationships with third parties; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax laws, accounting guidance, and rates and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the availability of opportunities in real estate-related and other securities; the availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; interest rate mismatches between our assets and our borrowings used to finance purchases of such assets; changes in interest rates and mortgage prepayment rates; the effects of interest rate caps on our adjustable-rate mortgage-backed securities; our and the seller’s ability to close the planned acquisition, including satisfying all closing conditions; the composition of our assets following the closing of the planned acquisition, including our ability to close the acquisition with the assets and in the manner contemplated; our ability to integrate the newly acquired assets into our existing portfolio; and our ability to realize our expectations of the advantages of acquiring the assets in the planned acquisition. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT: CreXus Investment Corp.

Investor Relations, 646-829-0159